Exhibit 10.13

STOCK APPRECIATION RIGHTS AWARD NOTICE
UNDER THE DIGITAL CURRENCY GROUP, INC.
STOCK APPRECIATION RIGHTS PLAN

Pursuant to the Digital Currency Group, Inc. Stock Appreciation Rights Plan (the “Plan”), Digital Currency Group, Inc., a Delaware corporation (together with any successor, the “Company”), has awarded to the individual named below (the “Participant”), the number of Stock Appreciation Rights set forth below having an Exercise Price per Stock Appreciation Right set forth below, subject to the terms and conditions set forth in this Stock Appreciation Rights Award Notice (the “Award Notice”), the attached Stock Appreciation Rights Award Agreement (the “Agreement”) and the Plan.

Name of Participant:
No. of Stock Appreciation Rights:
Grant Date:
Expiration Date:	(the “Expiration Date”)
Exercise Price:	(the “Exercise Price”)
Vesting Commencement Date:	(the “Commencement Date”)
Vesting Schedule:	The Stock Appreciation Rights shall vest as set forth in Section 2(b) of the Agreement.

Attachments: Stock Appreciation Rights Award Agreement, Digital Currency Group, Inc. Stock Appreciation Rights Plan

1.
Definitions. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Award Notice and the Plan.
2.
Settlement; Vesting and Termination.
(a)
Settlement. No portion of this Award may be settled or shall be deemed settled until such portion shall have vested. Notwithstanding any other provision hereof or of the Plan, no portion of this Award shall be settled after the Expiration Date.
(b)
Vesting. Except as set forth below, and subject to the determination of the Committee in its sole discretion to accelerate the vesting of any Stock Appreciation Rights, this Award shall vest as follows: twenty-five percent (25%) of the Stock Appreciation Rights shall vest on the one (1) year anniversary of the Commencement Date, and the remaining seventy-five percent (75%) of the Stock Appreciation Rights shall vest in equal quarterly installments in each of the subsequent three (3) years after the one (1) year anniversary of the Commencement Date (such that all of the Stock Appreciation Rights awarded hereunder would be vested on the four (4) year anniversary of the Commencement Date); provided that the Participant remains employed by the Company or a Subsidiary on each such date.
(c)
Unvested Stock Appreciation Rights. Unless otherwise determined by the Committee in its sole discretion:
(i)
Any Stock Appreciation Rights that are not vested as of the effective time of a Deemed Liquidation Event shall immediately terminate and be forfeited.
(ii)
Any Stock Appreciation Rights that are not vested as of the effective time of a Public Offering shall immediately terminate and be forfeited.
(iii)
Any Stock Appreciation Rights that are not vested on the date of termination of the Participant's employment shall immediately terminate and be forfeited.
(d)
Vested Stock Appreciation Rights. Except as otherwise may be provided by the Committee, any vested Stock Appreciation Rights that remain outstanding as of the consummation of a Deemed Liquidation Event, Public Offering or termination of employment shall be subject to the terms and conditions of the Plan. Within thirty (30) calendar days following any of the event s contemplated by the immediately preceding sentence, the Committee shall notify the Participant of the manner in which the Participant's vested Stock Appreciation Rights shall be settled (including the form of consideration payable in respect thereof) in accordance with the Plan.
3.
Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan.
4.
Transferability of Stock Appreciation Rights. This Award is personal to the Participant and is not transferable by the Participant in any manner other than by will or by the laws of descent and distribution.

5.
Representations and Warranties of Participant. The Participant hereby represents and warrants to the Company that Participant is a “qualified purchaser” or “knowledgeable employee” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
6.
Miscellaneous Provisions.
(a)
Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.
(b)
Adjustments for Changes in Capitalization. The Stock Appreciation Rights awarded hereunder shall be subject to adjustment as provided in Section 3(b) of the Plan.
(c)
Changes and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Participant.
(d)
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
(e)
Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.
(f)
Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.
(g)
Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Participant shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.
(h)
Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.
(i)
Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

(j)
Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discuss ions between the parties concerning such subject matter.

[SIGNATURE PAGE FOLLOWS]

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

DIGITAL CURRENCY GROUP, INC.

Name:
Title:

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan and understands that this Award is subject to the terms of the Plan and of this Agreement. This Agreement is hereby accepted, and the terms and conditions of the Plan, the Award Notice and this Agreement are hereby agreed to, by the undersigned as of the date first above written.

PARTICIPANT:

Name:

[SPOUSE'S CONSENT[1] I acknowledge that I have read the foregoing Stock Appreciation Rights Agreement and understand the contents thereof.
_________________________________]

1 A spouse's consent is recommended only if the Participant' s state of residence is one of the following community property states: Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin.